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                                                                    EXHIBIT 23.4



                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the captions "Selected Financial Information" and "Experts" and to the use of our report dated March 20, 1998, with respect to the financial statements of Casa Del Mar Associates Limited Partnership for the year ended December 31, 1997, in the Registration Statement Form S-4 (No. 333-60355) of Apartment Investment and Management Company and AIMCO Properties, L.P.



                                            /s/ ERNST & YOUNG LLP


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                                            ERNST & YOUNG LLP



Indianapolis, Indiana


September 14, 1998